Exhibit 99.1

Dorman Products, Inc. Reports Second Quarter 2026 Results; Updates 2026 Guidance
Highlights (All comparisons are to the prior year period unless otherwise noted):
•Net sales of $544.6 million for the quarter, up 0.7%
•Diluted earnings per share (“EPS”) of $2.93, up 53%, and adjusted diluted EPS* of $3.08, up 50%
•Generated $152.6 million of cash from operating activities; repurchased $47 million of shares
•Earnings and cash from operating activities benefited from IEEPA tariff cost recovery*
•Updates its full-year guidance for 2026

COLMAR, PA (August 3, 2026) – Dorman Products, Inc. (the “Company” or “Dorman”) (NASDAQ: DORM), a leading supplier in the motor vehicle aftermarket industry, today announced its financial results for the second quarter ended June 27, 2026.

Kevin Olsen, Dorman’s Chairman, President, and Chief Executive Officer, stated, “Our second quarter results included record earnings and strong cash flow generation, reflecting both solid operating performance and the recovery of IEEPA tariff costs recognized in prior periods. Year-over-year, net sales for the quarter increased 1% to $545 million, diluted EPS increased 53% to $2.93, and adjusted diluted EPS increased 50% to $3.08. In addition, we generated $153 million of operating cash flow in the quarter and returned capital to shareholders through $47 million of share repurchases. We believe our cash flow generation positions the company well to make strategic investments and drive long-term growth.

“Given our performance through the first half of the year and targeted pricing actions we are taking as a result of a more stable tariff environment, we are updating our full-year 2026 guidance. We now expect net sales growth of 3% to 5%, diluted EPS in the range of $7.93 to $8.23, and adjusted diluted EPS in the range of $8.50 to $8.80.

“Supported by our strengthened balance sheet, expanded liquidity from our recent debt refinancing, and the strategic advantages of our diversified supplier network and innovation engine, we remain confident in our ability to deliver differentiated solutions for our customers and strong value for our shareholders.”

Second Quarter Financial Results
The Company reported second quarter 2026 net sales of $544.6 million, up 0.7% compared to net sales of $541.0 million in the second quarter of 2025.

Gross profit was $251.2 million in the second quarter of 2026, or 46.1% of net sales, compared to $219.5 million, or 40.6% of net sales, in the same quarter last year.

Selling, general, and administrative (“SG&A”) expenses were $135.0 million, or 24.8% of net sales, in the second quarter of 2026, compared to $137.0 million, or 25.3% of net sales, in the same quarter last year. Adjusted SG&A expenses* were $129.6 million, or 23.8% of net sales, in the second quarter of 2026, compared to $131.3 million, or 24.3% of net sales, in the same quarter last year.

Diluted EPS was $2.93 in the second quarter of 2026, up 53% compared to diluted EPS of $1.91 in the same quarter last year. Adjusted diluted EPS* was $3.08 in the second quarter of 2026, up 50% compared to adjusted diluted EPS* of $2.06 in the same quarter last year.

Segment results were as follows:

	Net Sales			Segment Profit Margin
($ in millions)	Q2 2026	Q2 2025	Change	Q2 2026	Q2 2025	Change
Light Duty	$424.3	$424.4	0%	24.7%	18.5%	620 bps
Heavy Duty	$66.3	$62.1	7%	4.2%	0.8%	340 bps
Specialty Vehicle	$54.0	$54.5	-1%	26.1%	17.3%	880 bps

2026 Guidance
The Company updates its full-year 2026 guidance as detailed in the table below. The Company's guidance includes the expected impact of tariffs enacted as of August 3, 2026. The Company’s guidance excludes the impact of potential tariff changes after August 3, 2026, future acquisitions and divestitures, and additional share repurchases.

	Updated 2026 Guidance	Prior 2026 Guidance
Net Sales Growth vs. 2025	3% – 5%	7% – 9%
Diluted EPS	$7.93 – $8.23	$7.57 – $7.97
Growth vs. 2025	19% – 24%	14% – 20%
Adjusted Diluted EPS*	$8.50 – $8.80	$8.10 – $8.50
Growth vs. 2025	(4)% – (1)%	(9)% – (4)%
Tax Rate Estimate	23.5%	23.5%

Conference Call and Webcast
The Company will hold a conference call and webcast for investors on Tuesday, August 4, 2026, beginning at 8:00 a.m. Eastern Time. The conference call can be accessed by telephone at (800) 420-1459 within the U.S. or +1 (203) 518-9861 outside the U.S. When prompted, enter the conference ID “DORMQ226”. A live audio webcast and accompanying presentation materials can be accessed on the Company’s website at investors.dormanproducts.com. A replay of the webcast will be made available on the website shortly after the conclusion of the call.

About Dorman Products
Dorman gives professionals, enthusiasts, and owners greater freedom to fix motor vehicles. For over 100 years, we have been driving new solutions, releasing tens of thousands of aftermarket replacement products engineered to save time and money and increase convenience and reliability.

Founded and headquartered in the United States, we are a pioneering global organization offering an always-evolving catalog of products covering cars, trucks, and specialty vehicles, from chassis to body, from underhood to undercarriage, and from hardware to complex electronics.

*Non-GAAP Measures
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release also contains Non-GAAP financial measures. The reasons why we believe these measures provide useful information to investors, a reconciliation of these measures to the most directly comparable GAAP measures, and other information relating to these Non-GAAP measures are included in the supplemental schedules attached. These schedules also include a reconciliation detailing the impact of IEEPA tariff recoveries on our results.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “likely,” “probably,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “views,” “estimates,” and similar expressions are used to identify these forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date such statements were made. Such forward-looking statements are based on current expectations that involve known and unknown risks, uncertainties, and other factors (many of which are outside of our control). Such risks, uncertainties and other factors relate to, among other things: competition in and the evolution of the motor vehicle aftermarket industry; changes in our relationships with, or the loss of, any customers or suppliers; our ability to develop, market and sell new and existing products; our ability to anticipate and meet customer demand; our ability to purchase necessary materials from our suppliers and the impacts of any related logistics constraints; widespread public health pandemics; political and regulatory matters, such as changes in trade policy, the imposition of tariffs and climate regulation; our ability to protect our information security systems and defend against cyberattacks; our ability to protect our intellectual property and defend against any claims of infringement; and financial and economic factors, such as our level of indebtedness, fluctuations in interest rates and inflation. More information on these risks and other potential factors that could affect the Company’s business, reputation, results of operations, financial condition, and stock price is included in the Company’s filings with the Securities and Exchange Commission (“SEC”), including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The Company is under no obligation to, and expressly disclaims any such obligation to, update any of the information in this document, including but not limited to any situation where any forward-looking statement later turns out to be inaccurate, whether as a result of new information, future events, or otherwise, except as may be required by applicable law.

Investor Relations Contact
Alex Whitelam, VP, Investor Relations
awhitelam@dormanproducts.com
(445) 448-9522

Visit our website at dormanproducts.com. The Investor Relations section of the website contains important Company information, including financial data and investor materials. Dorman encourages investors to visit its website periodically to view new and updated information.

DORMAN PRODUCTS, INC.
Consolidated Statements of Operations
(in thousands, except per-share amounts)

	Three Months Ended		Three Months Ended
(unaudited)	6/27/26	Pct.*	6/28/25	Pct. *
Net sales	$544,598	100.0	$540,959	100.0
Cost of goods sold	293,373	53.9	321,446	59.4
Gross profit	251,225	46.1	219,513	40.6
Selling, general, and administrative expenses	135,008	24.8	137,032	25.3
Income from operations	116,217	21.3	82,481	15.2
Interest expense, net	6,311	1.2	7,182	1.3
Other income, net	5,577	1.0	1,544	0.3
Income before income taxes	115,483	21.2	76,843	14.2
Provision for income taxes	27,712	5.1	18,134	3.4
Net income	$87,771	16.1	$58,709	10.9

Diluted earnings per share	$2.93		$1.91

Weighted average diluted shares outstanding	29,995		30,680

	Six Months Ended		Six Months Ended
(unaudited)	6/27/26	Pct.*	6/28/25	Pct. *
Net sales	$1,073,368	100.0	$1,048,651	100.0
Cost of goods sold	631,988	58.9	621,430	59.3
Gross profit	441,380	41.1	427,221	40.7
Selling, general, and administrative expenses	266,380	24.8	264,666	25.2
Income from operations	175,000	16.3	162,555	15.5
Interest expense, net	12,118	1.1	14,540	1.4
Other income, net	8,823	0.8	2,905	0.3
Income before income taxes	171,705	16.0	150,920	14.4
Provision for income taxes	40,383	3.8	34,706	3.3
Net income	$131,322	12.2	$116,214	11.1

Diluted earnings per share	$4.35		$3.78

Weighted average diluted shares outstanding	30,205		30,744
* Percentage of sales. Data may not add due to rounding.

DORMAN PRODUCTS, INC.
Consolidated Balance Sheets
(in thousands, except share data)

(unaudited)	6/27/26	12/31/25
Assets
Current assets:
Cash and cash equivalents	$131,982	$49,436
Accounts receivable, less allowance for doubtful accounts of $2,029 and $1,948	554,110	479,252
Inventories	808,020	959,019
Prepaids and other current assets	59,144	33,819
Total current assets	1,553,256	1,521,526
Property, plant, and equipment, net	166,768	168,777
Operating lease right-of-use assets	104,782	112,805
Goodwill	387,334	387,334
Intangible assets, net	246,434	257,079
Other assets	41,589	45,557
Total assets	$2,500,163	$2,493,078
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$163,559	$185,125
Accrued compensation	23,155	30,756
Accrued customer rebates and returns	185,538	197,398
Current portion of long-term debt	—	37,500
Other accrued liabilities	59,503	42,048
Total current liabilities	431,755	492,827
Long-term debt	440,479	402,413
Long-term operating lease liabilities	87,774	96,568
Deferred tax liabilities	3,794	3,977
Other long-term liabilities	21,321	20,218
Commitments and contingencies
Shareholders’ equity:
Common stock, $0.01 par value; 50,000,000 shares authorized; 29,665,940 and 30,391,955 shares issued and outstanding in 2026 and 2025, respectively	297	304
Additional paid-in capital	139,439	137,109
Retained earnings	1,380,443	1,344,183
Accumulated other comprehensive loss	(5,139)	(4,521)
Total shareholders’ equity	1,515,040	1,477,075
Total liabilities and shareholders' equity	$2,500,163	$2,493,078
Selected Cash Flow Information (unaudited):

	Three Months Ended		Six Months Ended
(in thousands)	6/27/26	6/28/25	6/27/26	6/28/25
Cash provided by operating activities	$152,622	$8,548	$196,381	$59,785
Depreciation and amortization	$13,909	$13,919	$27,907	$27,762
Capital expenditures	$9,076	$8,450	$17,525	$19,435

DORMAN PRODUCTS, INC.
Non-GAAP Financial Measures
(in thousands, except per-share amounts)

Our financial results include certain financial measures not derived in accordance with generally accepted accounting principles (GAAP). Non-GAAP financial measures should not be used as a substitute for GAAP measures, or considered in isolation, for the purpose of analyzing our operating performance, financial position or cash flows. Additionally, these non-GAAP measures may not be comparable to similarly titled measures reported by other companies. However, we have presented these non-GAAP financial measures because we believe this presentation, when reconciled to the corresponding GAAP measure, provides useful information to investors by offering additional ways of viewing our results, profitability trends, and underlying growth relative to prior and future periods and to our peers. Management uses these non-GAAP financial measures in making financial, operating, and planning decisions and in evaluating our performance. Non-GAAP financial measures may reflect adjustments for charges such as fair value adjustments, amortization, transaction costs, severance, accelerated depreciation, and other similar expenses related to acquisitions as well as other items that we believe are not related to our ongoing performance.
Adjusted Net Income:

	Three Months Ended		Six Months Ended
(unaudited)	6/27/26	6/28/25	6/27/26	6/28/25
Net income (GAAP)	$87,771	$58,709	$131,322	$116,214
Pretax acquisition-related intangible assets amortization [1]	5,173	5,406	10,347	10,877
Pretax acquisition-related transaction and other costs [2]	233	341	475	833
Pretax write-off of capitalized debt issuance costs [3]	802	—	802	—
Pretax reduction in workforce costs [4]	—	33	—	147
Tax adjustment (related to above items) [5]	(1,470)	(1,403)	(2,754)	(2,877)
Adjusted net income (Non-GAAP)	$92,509	$63,086	$140,192	$125,194

Diluted earnings per share (GAAP)	$2.93	$1.91	$4.35	$3.78
Pretax acquisition-related intangible assets amortization [1]	0.17	0.18	0.34	0.35
Pretax acquisition-related transaction and other costs [2]	0.01	0.01	0.02	0.03
Pretax write-off of capitalized debt issuance costs [3]	0.03	—	0.03	—
Pretax reduction in workforce costs [4]	—	0.00	—	0.00
Tax adjustment (related to above items) [5]	(0.05)	(0.05)	(0.09)	(0.09)
Adjusted diluted earnings per share (Non-GAAP)*	$3.08	$2.06	$4.64	$4.07

Weighted average diluted shares outstanding	29,995	30,680	30,205	30,744
* Amounts may not add due to rounding.
See accompanying notes at the end of this supplemental schedule.

DORMAN PRODUCTS, INC.
Non-GAAP Financial Measures
(in thousands, except per-share amounts)

Adjusted SG&A Expenses:

	Three Months Ended		Three Months Ended
(unaudited)	6/27/26	Pct.**	6/28/25	Pct.**
SG&A expenses (GAAP)	$135,008	24.8	$137,032	25.3
Pretax acquisition-related intangible assets amortization [1]	(5,173)	(0.9)	(5,406)	(1.0)
Pretax acquisition-related transaction and other costs [2]	(233)	(0.0)	(341)	(0.1)
Pretax reduction in workforce costs [4]	—	—	(33)	(0.0)
Adjusted SG&A expenses (Non-GAAP)	$129,602	23.8	$131,252	24.3

Net sales	$544,598		$540,959

	Six Months Ended		Six Months Ended
(unaudited)	6/27/26	Pct.**	6/28/25	Pct.**
SG&A expenses (GAAP)	$266,380	24.8	$264,666	25.2
Pretax acquisition-related intangible assets amortization [1]	(10,347)	(1.0)	(10,877)	(1.0)
Pretax acquisition-related transaction and other costs [2]	(475)	(0.0)	(833)	(0.1)
Pretax reduction in workforce costs [4]	—	—	(147)	(0.0)
Adjusted SG&A expenses (Non-GAAP)	$255,558	23.8	$252,809	24.1

Net sales	$1,073,368		$1,048,651
* *Percentage of sales. Data may not add due to rounding.

DORMAN PRODUCTS, INC.
Non-GAAP Financial Measures
(in thousands, except per-share amounts)

Adjusted Other Income, Net:
	Three Months Ended		Three Months Ended
(unaudited)	6/27/26	Pct.**	6/28/25	Pct.**
Other income, net (GAAP)	$5,577	1.0	$1,544	0.3
Pretax write-off of capitalized debt issuance costs [3]	802	0.1	—	—
Adjusted other income, net (Non-GAAP)	$6,379	1.2	$1,544	0.3

Net sales	$544,598		$540,959

	Six Months Ended		Six Months Ended
(unaudited)	6/27/26	Pct.**	6/28/25	Pct.**
Other income, net (GAAP)	$8,823	0.8	$2,905	0.3
Pretax write-off of capitalized debt issuance costs [3]	802	0.1	—	—
Adjusted other income, net (Non-GAAP)	$9,625	0.9	$2,905	0.3

Net sales	$1,073,368		$1,048,651
* *Percentage of sales. Data may not add due to rounding.

[1] – Pretax acquisition-related intangible asset amortization results from allocating the purchase price of an acquisition to the acquired tangible and intangible assets of the acquired business and recognizing the cost of the intangible asset over the period of benefit. Such costs were $5.2 million pretax (or $3.9 million after tax) and $10.3 million pretax (or $7.9 million after tax) during the three and six months ended June 27, 2026, respectively. Such costs were $5.4 million pretax (or $4.1 million after tax) and $10.9 million pretax (or $8.2 million after tax) during the three and six months ended June 28, 2025, respectively.
[2] – Pretax acquisition-related transaction and other costs include costs incurred to complete and integrate acquisitions and facility consolidation expenses. During the three and six months ended June 27, 2026, we incurred charges included in selling, general, and administrative expenses to complete and integrate acquisitions of $0.2 million pretax (or $0.2 million after tax) and $0.5 million pretax (or $0.4 million after tax), respectively. Such costs were $0.3 million pretax (or $0.2 million after tax) and $0.8 million pretax (or $0.6 million after tax), during the three and six months ended June 28, 2025, respectively.
[3] – Pretax write-off of capitalized debt issuance costs totaled $0.8 million (or $0.6 million after tax) during the three and six months ended June 27, 2026. These write-offs are associated with retirement of our term loan debt and the modification of our revolving credit facility.
[4] – Pretax reduction in workforce costs represents costs incurred in connection with our planned workforce reduction, including insurance continuation costs. During the three and six months ended June 28, 2025, the expenses were $0.0 million pretax (or $0.0 million after tax) and $0.1 million pretax (or $0.1 million after tax), respectively.
[5] – Tax adjustments represent the aggregate tax effect of all non-GAAP adjustments reflected in the table above and totaled $(1.5) million and $(2.8) million during the three and six months ended June 27, 2026, respectively, and $(1.4) million and $(2.9) million during the three and six months ended June 28, 2025, respectively. Such items are estimated by applying our statutory tax rate to the pretax amount, or an actual tax amount for discrete items.

DORMAN PRODUCTS, INC.
Non-GAAP Financial Measures
(in thousands, except per-share amounts)

2026 Guidance:

The Company updates the following guidance ranges related to its full year 2026 outlook:

	Year Ending 12/31/2026
(unaudited)	Low End	High End
Diluted earnings per share (GAAP)	$7.93	$8.23
Pretax acquisition-related intangible assets amortization	0.68	0.68
Pretax acquisition-related transaction and other costs	0.03	0.03
Pretax write-off of capitalized debt issuance costs	0.03	0.03
Tax adjustment (related to above items)	(0.17)	(0.17)
Adjusted diluted earnings per share (Non-GAAP)	$8.50	$8.80

Weighted average diluted shares outstanding	30,000	30,000

DORMAN PRODUCTS, INC.
Non-GAAP Financial Measures
(in thousands, except per-share amounts)

Impact of IEEPA Recovery:

	Three Months Ended 6/27/26			Six Months Ended 6/27/26
$ in thousands, except EPS	Reported	Recovery Benefit	Comparable	Reported	Recovery Benefit	Comparable
Adjusted Gross Profit
Light Duty	$201,718	$(38,646)	$163,072	$355,921	$(10,194)	$345,727
Heavy Duty	17,160	(1,252)	15,908	31,753	(7)	31,746
Specialty Vehicle	32,347	(4,498)	27,849	53,706	(1,142)	52,564
Consolidated	$251,225	$(44,396)	$206,829	$441,380	$(11,343)	$430,037

Adjusted Gross Margin
Light Duty	47.5%	-9.1%	38.4%	42.0%	-1.2%	40.8%
Heavy Duty	25.9%	-1.9%	24.0%	25.6%	0.0%	25.6%
Specialty Vehicle	59.9%	-8.3%	51.6%	53.1%	-1.1%	51.9%
Consolidated	46.1%	-8.2%	38.0%	41.1%	-1.1%	40.1%

Adjusted Operating Income
Light Duty	$104,740	$(38,646)	$66,094	$164,401	$(10,194)	$154,207
Heavy Duty	2,775	(1,252)	1,523	3,223	(7)	3,216
Specialty Vehicle	14,108	(4,498)	9,610	18,198	(1,142)	17,056
Consolidated	$121,623	$(44,396)	$77,227	$185,822	$(11,343)	$174,479

Adjusted Operating Margin
Light Duty	24.7%	-9.1%	15.6%	19.4%	-1.2%	18.2%
Heavy Duty	4.2%	-1.9%	2.3%	2.6%	0.0%	2.6%
Specialty Vehicle	26.1%	-8.3%	17.8%	18.0%	-1.1%	16.8%
Consolidated	22.3%	-8.2%	14.2%	17.3%	-1.1%	16.3%

Adjusted Diluted EPS*
Consolidated	$3.08	$(1.18)	$1.90	$4.64	$(0.30)	$4.34
*Includes a prorated portion of the interest received as part of the IEEPA refund, which is included in Other income, net on our Consolidated Statements of Operations